REA Project Designation:

                            TENNESSEE 521-M   DEKALB
                            ------------------------


                                   AMENDMENT

                         Dated as of February 13, 1970

                                       to

                                   TELEPHONE
                                 LOAN CONTRACT

                    Dated as of October 15, 1951, as amended,

                                     between

                           DEKALB TELEPHONE COOPERATIVE

                                      and

                             UNITED STATES OF AMERICA


        Identified as form of document presented to and approved by the board of directors trustees of the above named corporation at a meeting held March 25, 1970

                                             /s/ Raymond Duke
                                             -------------------------
                                             Secretary of Meeting


                   UNITED STATES DEPARTMENT OF AGRICULTURE
                     RURAL ELECTRIFICATION ADMINISTRATION


No.  A
   -----




                AGREEMENT, made as of February 13, 1970, pursuant to the Rural Electrification Act of 1936, as amended (7 U. S.
        C. 901 et seq.) between DEKALB TELEPHONE COOPERATIVE (hereinafter called the "Borrower"), a corporation existing under the laws of the State of Tennessee, and UNITED STATES OF AMERICA (hereinafter called the "Government"), acting through the Administrator of the Rural Electrification Administration.

        WHEREAS, the Government and the Borrower have heretofore entered into a certain telephone loan contract, dated as of October 15, 1951, and nine certain amendments thereto, dated, respectively, as of March 9, 1953, as of February 15, 1954, as of November 15, 1954, as of November 15, 1957, as of November 9, 1959, as of June 20, 1961, as of June 8, 1964, as of March 23, 1966 and as of July 1, 1968, (said telephone loan contract, as so amended, being hereinafter called the "Loan Contract"), and intend by this agreement to amend the Loan Contract by increasing the aggregate amount of the loans therein provided for by an amount not in excess of $500,000, and in certain other respects.

        NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, the Government and the Borrower agree as follows:

        SECTION 1. Section 1.1 of article I of the Loan Contract is amended to read as follows:

                SECTION 1.1. Amount and Purpose. For the purpose of furnishing telephone service in rural areas, the Government shall lend and the Borrower shall borrow an amount not in excess of $6,571,000 which, together with the sum of $57,983 of equity funds to be deposited by the Borrower in the "Special Construction Account" hereinafter defined and provided for in section 2.4, shall be used to finance, pursuant to the provisions of the Act, the acquisition, construction and operation of telephone lines and facilities (hereinafter called the "Project") to serve approximately 6,609 subscribers and to be located in the Counties of Cannon, Dekalb, Rutherford, Smith and Wilson, and in counties contiguous thereto, all in the State of Tennessee.

        SEC. 2. Article II of the Loan Contract is amended by deleting therefrom section 2.9 (relating to "Relation of General Funds Level to Advances") and section 2.11 (relating to "Construction Schedule").

        SEC. 3. Article II of the Loan Contract is further amended by adding thereto a new section numbered and reading as follows:

                SEC. 2.12. Prerequisites to Advances on Account of Additional Loan of $500,000. Notwithstanding anything in this agreement, the Government shall be under no obligation to advance any portion of the increase of $500,000 in the amount of the Loan provided for in the agreement, dated as of February 13, 1970, (hereinafter called the "M-Loan"), made by and between the Borrower and the Government unless and until the Borrower shall have submitted evidence, satisfactory to the Administrator that the Board of Directors has adopted a revised tariff or rate schedule which provides for 2-party rural rates without a mileage charge and zone rates for 1-party service outside the base rate area for the Auburntown, Milton and Norene exchanges (being upgraded under the M
        Loan) and which rates shall be satisfactory to the Administrator.




        SEC. 4. This agreement may be simultaneously executed and delivered in two or more counterparts, each of which so executed and delivered shall be deemed to be an original, and all shall constitute but one and the same instrument.

        IN WITNESS WHEREOF the Borrower has caused this agreement to be signed in its corporate name and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, and the Government has caused this agreement to be duly executed, all as of the day and year first above written.

(Seal)                                  DEKALB TELEPHONE COOPERATIVE

Attest:  /s/  Raymond Duke              by  /s/ Jim Amonett
         Secretary                          President



                                        UNITED STATES OF AMERICA

                                        by  /s/

                                                Administrator
                                                      of
                                        Rural Electrification Administration



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